Exhibit 99
[GRAPHIC OMITTED]                    NEWS RELEASE


FOR IMMEDIATE RELEASE                        CONTACT: Brian James
                                             Executive VP and Chief Financial
                                             Officer
June 20, 2002                                (781) 467-3500

                            ADE CORPORATION NAMES NEW
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER


WESTWOOD, Mass. - ADE Corporation (Nasdaq: ADEX), a leading supplier of wafer measurement and inspection systems for the silicon manufacturing industry, today announced the election of Chris Koliopoulos, Ph.D., as president and chief executive officer, effective immediately. He succeeds Robert C. Abbe, 64, who has served as president and chief executive officer since he founded the Company in 1967. Dr. Koliopoulos, 49, will continue to serve as a director of the Company. He previously served as a corporate vice president and president of the Company's subsidiary, ADE Phase Shift. Mr. Abbe will become a consultant to the Company and remains a member of the ADE Board of Directors.

"On behalf of the entire board, I would like to extend my sincere thanks to Robert for the legacy of technology excellence he created for ADE," said Landon Clay, chairman of ADE's Board of Directors. "He was the driving force behind a series of breakthroughs over the past 35 years that enabled ADE to establish itself as the world's leading supplier of metrology and inspection systems for the silicon wafer and data storage industries."

"At the same time, we are pleased to be promoting Chris to this position," Mr. Clay continued. "He is a highly respected industry veteran who has played a critical and growing role in establishing the Company's technical preeminence in optical metrology. Chris possesses a solid understanding of ADE technologies, customers and markets and has the ability to translate this understanding into new business."

"Robert has been a visionary in the industry for nearly four decades and has set the stage for ADE's next growth phase," said Dr. Koliopoulos. "I look forward to following in his footsteps and extending the Company's long tradition of advanced technology leadership. The top priorities of our management team will be to capitalize fully on the expected ramp up in 300mm capital equipment spending and return ADE to profitability."

Dr. Koliopoulos co-founded Phase Shift Technology, Inc., which merged with ADE in 1998. Since then, he spearheaded the development of ADE's NanoMapper wafer nanotopography system, which has become widely recognized as the worldwide industry standard for qualifying incoming 300mm silicon wafers. Prior to founding Phase Shift, Dr. Koliopoulos founded and served as president of WYKO Corporation, a provider of optical interferometric metrology systems, now part of Veeco. Dr. Koliopoulos also served on the faculty of the Optical Sciences Center at the University of Arizona.

Dr. Koliopoulos has a Bachelor of Science degree in optics from the University of Rochester. He earned his Master of Science and Ph. D. degrees in optics from the University of Arizona.

Conference Call Reminder
ADE will host a conference call to discuss this announcement as well as the Company's fourth-quarter financial results on Wednesday, June 26, 2002 at 8:30 a.m. Eastern Time (ET). To participate in the webcast, please visit the "Investor Relations" section at the ADE website, located at www.ade.com, fifteen minutes prior to the start of the conference call. This will allow participants the time to download and install any necessary audio software. The software and broadcast can be obtained at no charge to the user. A replay of the call will be available on the website two hours after the completion of the conference call and will continue to be available for a period of one week.
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About ADE Corporation
ADE Corporation is a leading supplier of metrology and inspection systems for the silicon wafer and data storage industries. The Company's systems analyze and report product quality at critical manufacturing process steps and provide quality certification data that is relied upon by semiconductor and data storage manufacturers. The Company's systems also are used in the fabrication of integrated circuits. To learn more about ADE, visit the Company's Web site at www.ade.com.

This news release contains certain forward-looking statements that are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Those statements that make reference to the Company's expectations, predictions and anticipations should be considered forward-looking statements. These statements include, but are not limited to, those associated with maintaining and enhancing ADE's market opportunities, the anticipated ramp up of 300mm spending and those associated with the Company's return to profitability. These statements involve risks and uncertainties including those associated with the success of ADE's product offerings in meeting customer needs within the timeframes required by customers in these markets. Further information on potential factors that could affect ADE Corporation's business is described in the Company's reports on file with the Securities and Exchange Commission, including its Form 10-K for the fiscal year ended April 30, 2001.